Exhibit 10.3

SECOND AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT

SECOND AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT (this “Amendment”), dated as of February 22, 2006, by and among BANK OF AMERICA, N.A., as successor in interest to Fleet Precious Metals Inc., with offices at 111 Westminster Street, Providence, Rhode Island 02903 (“BANA”), and WOLVERINE TUBE, INC., a Delaware corporation with its principal place of business at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801 (“Wolverine Tube”), and WOLVERINE JOINING TECHNOLOGIES, LLC, a Delaware limited liability company with its principal place of business at 235 Kilvert Street, Warwick, Rhode Island 02886 (“Wolverine Joining”) (Wolverine Tube and Wolverine Joining are hereinafter sometimes referred to individually as a “Company” and collectively, jointly and severally as the “Companies”).

W I T N E S S E T H:

WHEREAS, reference is hereby made to that certain Amended and Restated Consignment Agreement dated as of April 28, 2005 (as amended from time to time and in effect, the “Consignment Agreement”) among the Companies and BANA, pursuant to which BANA extended a silver consignment facility and a silver forward contract facility to the Companies, as amended by that certain First Amendment to Amended and Restated Consignment Agreement dated as of August 1, 2005; and

WHEREAS, the Companies and BANA desire to amend certain terms and conditions of the Consignment Agreement, on the terms and conditions and in reliance upon the representations and warranties of the Companies hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. Capitalized terms used herein without definition shall have the meanings as set forth in the Consignment Agreement.
2.

Acknowledgment of Obligations. The Companies hereby acknowledge and agree that they are unconditionally liable to BANA for all Obligations under the Consignment Agreement without offset, defense, counterclaim or deduction.

3.	Amendments to Consignment Agreement. From and after the effectiveness of this Amendment, the Consignment Agreement shall be amended as follows:
(a)

Bank of America, N.A. is successor in interest to Fleet Precious Metals Inc. under the Consignment Agreement and all related documents, instruments and agreements. Accordingly, any and all references in the Consignment Agreement or the other related documents (i) to “Fleet Precious Metals Inc.” shall be amended to mean and refer to “Bank of America, N.A., successor in interest to Fleet Precious Metals Inc.” and (ii) to “BAPM” shall be amended to mean and refer to “BANA”.

(b)	Exhibit “F” to the Consignment Agreement is hereby deleted in its entirety and replaced with the Exhibit “F” attached hereto.
(c)	Section 1 of the Consignment Agreement is hereby amended as follows:
(i)	By deleting section 1.13 in its entirety and by inserting the following text in its stead:
1.13	“Consignment Limit” means:

Exhibit 10.3

(a)         the lesser of (i) Seventeen Million Dollars ($17,000,000), or (ii) the value (as determined pursuant to Paragraph 2.2 hereof) of Two Million (2,000,000) fine troy ounces of silver, minus, in the case of both (i) and (ii), the Forward Contract Indebtedness; or

(b)         such limit as BAPM and the Companies may agree upon from time to time as evidenced by an amendment in substantially the form of Exhibit B attached hereto and made a part hereof or in such other form as BAPM shall require.

(ii)	By deleting Section 1.60A in its entirety and by inserting the following text in its stead:

1.60A    “Wachovia L/C” means that certain Standby Letter of Credit issued by Wachovia Bank, National Association for the benefit of BANA dated August 1, 2005 in the original face amount of $3,500,000.00, as amended by that certain amendment dated January 13, 2006 increasing the face amount to $6,000,000.00, as same may be amended from time to time, or such replacement letter of credit as may be reasonably acceptable to BANA in it sole discretion.

(d)	Section 2.3 of the Consignment Agreement is hereby amended by deleting subsection 2.3(c) thereof in its entirety and inserting the following text in its stead:

(c)        Each Floating Consignment Fee will be calculated for the period commencing with the Drawdown Date and shall be the rate of five and one-quarter percent (5.25%) per annum or at such other rates as BAPM shall specify from time to time upon written notice in substantially the form of Exhibit C attached hereto and made a part hereof.

(e)	Section 8.6 of the Consignment Agreement is hereby amended by deleting subsection 8.6(j) thereof in its entirety and inserting the following text in its stead:

(j)         Precious Metal Report. Within fifteen (15) calendar days from the fifteenth and last calendar day of each fiscal month, respectively, a collateral Precious Metal inventory report, with such detail as may reasonably be required by BANA from time to time and which shall identify all Precious Metal by location and which shall identify all liabilities to third parties for toll, pool or other third party Precious Metal by location and by third party and otherwise to be in form acceptable to BANA, certified by an Authorized Representative of the Companies.

4.

Amendment Fee. In consideration of BANA’s entering into this Agreement, the Companies shall pay to BANA a fee in the amount of $10,000.00 (the “Amendment Fee”). The Amendment Fee (i) shall constitute a portion of the Obligations and be fully earned upon the execution of this Amendment, and (ii) shall not be subject to refund or rebate, and shall be retained as a fee and not applied in reduction of the principal, interest or other fees or amounts due under or in connection with the Consignment Agreement. The Amendment Fee shall be paid by the Companies concurrently with the execution of this Amendment.

5.

Agreement Regarding Additional Collateral. BANA hereby acknowledges that the Companies have caused the Wachovia L/C to be issued in favor of BANA as collateral for the Obligations of the Companies under the Consignment Agreement. Without in any way impairing, relinquishing, modifying, amending or waiving any rights which BANA has under the Consignment Agreement, including, without limitation, the right to terminate the Consignment Facility and the Forward Contract Facility pursuant to Sections 2.13(a) and 3.4, respectively, of the Consignment Agreement, all of which rights are hereby ratified and affirmed by the Companies, BANA hereby

Exhibit 10.3

further acknowledges that the Companies have no obligations under the Consignment Agreement to provide any additional letters of credit or other collateral for the Obligations of the Companies, and BANA agrees not to request any additional letters of credit or other collateral for such Obligations until the earlier to occur of (i) the termination of the Consignment Facility, (ii) the termination of the Forward Contract Facility, or (iii) the occurrence of an Event of Default.

6.	Costs and Expenses.
(a)

Upon execution of this Amendment, the Companies shall pay to BANA an amount equal to any and all reasonable costs, fees, or expenses (including internal and external attorneys’ fees and expenses) incurred by BANA in connection with the Consignment Agreement, whether directly or indirectly, including all reasonable legal fees and expenses incurred in connection with the negotiation and the preparation of this Amendment.

(b)

BANA shall be entitled (but not required) to debit any operating account of either Company to collect any fees, costs or expenses to which BANA may be entitled pursuant to this Amendment or the Consignment Agreement.

7.	Representations, Warranties and Covenants. The Companies hereby represent, warrant and covenant to BANA as follows:
(a)

The execution and delivery of this Amendment by the Companies, and the performance by the Companies of their obligations and agreements under this Amendment are within the corporate authority of each Company, have been duly authorized by all necessary corporate proceedings on behalf of the Companies and do not and will not contravene any provision of law, statute, rule or regulation to which either Company is subject or their respective charters, other organization papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon either Company.

(b)

This Amendment, the Consignment Agreement, and all other documents, instruments and agreements relating thereto, as same may be amended hereby, constitute legal, valid and binding obligations of each Company, enforceable in accordance with their respective terms.

(c)

The representations and warranties made by the Companies in the Consignment Agreement are, after giving effect to the terms and condition of this Amendment, true and correct in all material respects on and as of the date of this Amendment as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date or except to the extent variations therefrom have been expressly permitted under the terms of the Consignment Agreement or otherwise in writing by BANA). Except as previously disclosed to BANA in writing, no material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of either Company.

(d)

The Companies have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by the Companies prior to or at the time hereof, and, after giving effect to the terms and condition of this Amendment, no Event of Default has occurred and is continuing under the Consignment Agreement as of the date of this Amendment.

(e)

The Companies have read and understand each of the terms and conditions of this Amendment and are entering into this Amendment freely and voluntarily, without duress, after having had an opportunity for consultation with independent counsel of their own

Exhibit 10.3

selection, and not in reliance upon any representations, warranties, or agreements made by BANA and not set forth in this Amendment.

8.

Conditions to Effectiveness. This Amendment shall not become effective unless and until each of the following conditions precedent have been fulfilled, all as determined by BANA in its sole discretion (unless waived by BANA in writing):

(a)

This Amendment, and all documents, instruments and agreements required hereunder or related hereto shall have been executed by the appropriate parties and original counterpart signatures shall have been delivered to BANA.

(b)

All actions on the part of the Companies necessary for the valid execution, delivery and performance of the terms of this Amendment shall have been duly and effectively taken and evidence thereof satisfactory to BANA shall have been provided to BANA.

(c)	The Companies shall have paid to BANA in immediately available funds all amounts required to be paid by the Companies upon the execution of this Amendment.
(d)

BANA shall have received a copy of an original fully executed amendment to the Credit Agreement, upon terms reasonably satisfactory to BANA, which amendment shall be in full force and effect and not subject to any unsatisfied conditions precedent.

(e)

BANA shall have received a copy of an original fully executed amendment to the Receivables Purchase Agreement dated as of April 28, 2005 which evidences the Permitted Securitization, upon terms reasonably satisfactory to BANA, which amendment shall be in full force and effect and not subject to any unsatisfied conditions precedent.

(f)

BANA shall have received satisfactory evidence, in a form and of a nature acceptable to BANA in its discretion, of the consent of Wachovia Bank, National Association to the terms and conditions of this Amendment.

9.

Waiver of Claims. The Companies hereby acknowledge and agree that they do not have any offsets, defenses, claims, or counterclaims against BANA or any of its affiliates, or their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns with respect to the Consignment Agreement, the Obligations, or otherwise, and that if the Companies now have, or ever did have, any such offsets, defenses, claims, or counterclaims against BANA or any of its affiliates, or their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and the Companies each hereby RELEASE BANA and its affiliates, and their respective officers, directors, employees, affiliates, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

10.	Miscellaneous.
(a)	This Amendment shall be binding upon the Companies and their successors and assigns and shall enure to the benefit of BANA and its successors and assigns.
(b)	The Companies and BANA hereby acknowledge and agree that the Obligations are and shall continue to be secured by all collateral granted pursuant to the terms of the Consignment Agreement or otherwise.
(c)	Except as amended hereby, the Consignment Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed by the Companies. Without in any

Exhibit 10.3

way limiting the foregoing, the Companies hereby confirm that the provisions of the Consignment Agreement regarding BANA’s right to terminate the Consignment Facility and/or the Forward Contract Facility as set forth in Sections 2.13 and 3.4, respectively, shall be unaffected by the terms of this Amendment.

(d)

The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Event of Default under the Consignment Agreement, whether or not known to BANA and whether or not existing on the date of this Amendment, nor a modification of the demand nature of the obligations due thereunder.

(e)

Any determination that any provision of this Amendment or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Amendment.

(f)

This Amendment, together with the agreements, instruments and other documents executed in connection herewith, incorporates all discussions and negotiations among the Companies and BANA, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment or of any provision of any other agreement among the Companies and BANA shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver, and if such party shall be BANA, then by a duly authorized officer thereof.

(g)

Except as otherwise expressly provided for in this Amendment, all of the terms, conditions and provisions of the Consignment Agreement shall remain the same. The Companies hereby, after giving effect to the terms and conditions of this Amendment, ratify, confirm, and reaffirm all representations, warranties, and covenants made by each of them in the Consignment Agreement. The Companies shall continue to comply with all of the terms and conditions of the Consignment Agreement, as amended hereby.

(h)	The captions of this Amendment are for convenience purposes only, and shall not be used in construing the intent of the parties to this Amendment.
(i)	In the event of any inconsistency between the provisions of this Amendment and the Consignment Agreement, the provisions of this Amendment shall govern and control.
(j)

This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

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Exhibit 10.3

IN WITNESS WHEREOF, the undersigned parties have caused this Second Amendment to Amended and Restated Consignment Agreement to be executed by their duly authorized officers as of the date first above written.

WITNESS:	WOLVERINE TUBE, INC.

/s/ Jennifer Brinkley	By: /s/ Johann R. Manning, Jr.
Title: President & CEO

WOLVERINE JOINING TECHNOLOGIES, LLC

/s/ Jennifer Brinkley	By: /s/ Johann R. Manning, Jr.
Title: Vice President & Secretary

BANK OF AMERICA, N.A., successor in interest to
Fleet Precious Metals Inc.

/s/ Jane A. Martin          By: /s/ John A. McDonaldTitle: S.V.P.